UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2021

Bristow Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 267-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VTOL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 25, 2021, Bristow Group Inc. (the “Company”) and its wholly-owned subsidiaries Bristow Holdings U.S. Inc., BHNA Holdings Inc., Bristow Helicopters Inc., Bristow U.S. Leasing LLC, Bristow U.S. LLC, Era Aeróleo LLC, Aeróleo Internacional, LLC, Era Helicopters, LLC, Era Leasing LLC, Bristow U.S. Holdings LLC, BL US Holdings LLC, Bristow Holdings Company Ltd., Bristow Holdings Company Ltd. III, Bristow Cayman Ltd., BriLog Leasing Ltd., Bristow Equipment Leasing Ltd., Bristow Canadian Real Estate Company Inc. and Bristow Canada Holdings Inc. (collectively, the “Guarantors”) entered into an Indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), pursuant to which the Company issued $400,000,000 aggregate principal amount of its 6.875% Senior Secured Notes due 2028 (the “Notes”) in a private offering (the “Offering”) to eligible purchasers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will initially be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by the Guarantors and will be secured by first priority security interests on certain helicopters and related assets, together with substantially all of the other tangible and intangible personal property assets of the Company and the Guarantors (other than certain excluded assets) (the “Collateral”) as collateral security for their obligations under the Notes, subject to certain permitted encumbrances and exceptions. Certain of the security interests will be granted in connection with the execution and delivery of the Indenture, while security interests anticipated to cover approximately 93 aircraft will be granted within the periods described in the Indenture.

The Notes will bear interest at a rate of 6.875% per year, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2021. The Notes will mature on March 1, 2028. The Company may redeem all or a portion of the Notes at any time on or after March 1, 2024 at the applicable redemption price in accordance with the terms of the Notes and the Indenture, plus accrued and unpaid interest and Additional Amounts (as defined in the Indenture), if any, to the redemption date. At any time prior to March 1, 2024, the Company may redeem all or a portion of the Notes at a price equal to 100% of the principal amount of Notes to be redeemed plus a “make-whole” premium, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date. In addition, on one or more occasions, on or prior to March 1, 2024, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 106.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date, with an amount of cash not greater than the net cash proceeds of certain qualified equity offerings by the Company.

The Indenture contains customary covenants that, among other things, limit our ability to incur additional liens or financial indebtedness and to sell or otherwise transfer the Collateral, including the pledged aircraft. The Indenture also contains customary events of default. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the unpaid principal of, and any premium and accrued and unpaid interest on, all the Notes then outstanding to be due and payable immediately. In case of certain events of bankruptcy, insolvency or reorganization with respect to the Company, any Guarantor or any significant subsidiary, all of the principal of and accrued and unpaid interest and Additional Amounts on the Notes will automatically become due and payable. Upon a Change of Control Trigger Event (as defined in the Indenture), we will be required to make an offer to repurchase all or any part of each Note at an offer price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase.

The proceeds of the Notes were used, together with cash on hand, to repay approximately $153.4 million with respect to the Company’s secured equipment term loan with Macquarie Bank Limited and approximately $206.2 million with respect to the Company’s term loans with PK AirFinance S.à r.l. (collectively, the “Term Loans”) and will be used to fund the previously announced redemption of all of the Company’s outstanding 7.750% Senior Notes due 2022 with an aggregate principal amount of approximately $132.0 million outstanding, which notes were satisfied and discharged on the closing date of the Offering.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the closing of the Offering and the repayment of the Term Loans described in Item 1.01 of this report, the Company terminated (1) the Term Loan Credit Agreement, dated as of February 1, 2017, among Bristow U.S. LLC, the several banks, other financial institutions and other lenders from time to time party thereto and Macquarie Bank Limited, as administrative agent and as security agent, as amended, and (2) the Credit Agreement, dated as of July 17, 2017, among Bristow Equipment Leasing Ltd., as borrower, Celestial Transportation Finance Ireland Limited, as lender, PK AirFinance S.à r.l., in its capacity as agent, and PK AirFinance S.à r.l., in its capacity as security trustee.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the closing of the Offering is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of February 25, 2021, among the Company, the Guarantors, the Trustee and the Collateral Agent.

4.2	Form of 6.875% Senior Secured Note due 2028 (included in Exhibit 4.1).

99.1	Press Release, dated February 25, 2021.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: February 26, 2021	By:	/s/ Crystal L. Gordon
Crystal L. Gordon Senior Vice President, General Counsel and Corporate Secretary